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Exhibit 5.1

Sullivan & Cromwell
1888 Century Park East
Los Angeles, California 90067

July 24, 2002

First Community Bancorp,
        6110 El Tordo Road,
                Rancho Santa Fe, California 92067.

Dear Sirs:

                In connection with the registration under the Securities Act of 1933 (the "Act") of 2,762,662 shares (the "Securities") of Common Stock, without par value, of First Community Bancorp, a California corporation (the "Company"), to be issued in connection with the Agreement and Plan of Merger, dated April 25, 2002, by and among the Company, Rancho Santa Fe National Bank and First National Bank, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, and the Securities have been duly issued and sold as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

                The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of California, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of Common Stock" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Sullivan & Cromwell

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  Exhibit 5.1